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                       MetLife Investors Insurance Company

                                Power of Attorney

                              Bennett D. Kleinberg
                                    Director

     KNOW ALL MEN BY THESE PRESENTS, that I, Bennett D. Kleinberg, a director of MetLife Investors Insurance Company, a Missouri company, do hereby appoint Michele H. Abate, John E. Connolly, Jr., Michael K. Farrell, Richard C. Pearson, Gina C. Sandonato and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

     . MetLife Investors Variable Annuity Account One (Class C File No. 333-59864, Class A File No. 333-54358, Class L and Class L - 4 Year File No. 333-52272, Class VA, Class AA and Class B File No. 333-50540, Class XC File No. 333-51950, Navigator-Select, Custom-Select, Russell-Select File No. 333-34741, COVA Variable Annuity, Firstar Summit Variable Annuity, Premier Advisor Variable Annuity, Destiny Select Variable Annuity, Prevail Variable Annuity File No. 033-39100, COVA Series A File No. 333-90405, COVA Variable Annuity SPDA File No. 033-14979),

     . MetLife Investors Variable Life Account One (Class VL File No. 333-69522, Custom Select and Russell Select VUL File No. 333-83197, Custom Select and Russell Select JSVUL File No. 333-83165, Modified Single Premium Variable Life File No. 333-17963),

     . MetLife Investors Variable Annuity Account Five (Class C File No. 333-138566, Class A File No. 333-138567, Class L and Class L - 4 Year File No. 333-138564, Class VA, Class AA, and Class B File No. 333-138563, Class XC File No. 333-138562, Navigator-Select Variable Annuity, Custom-Select Variable Annuity and Russell-Select Variable Annuity File No. 333-138569, COVA Series A File No. 333-138572, COVA Variable Annuity File No. 333-138571),

     . MetLife Investors Variable Life Account Five (Class VL File No. 333-138575, Custom Select and Russell Select VUL File No. 333-138574, Custom Select and Russell Select JSVUL File No. 333-138573, Modified Single Premium Variable Life File No. 333-138576),

     . COVA Variable Annuity Account Four (Individual Deferred Variable Annuity 033-45223),

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of April, 2009.


                                        /s/ Bennett D. Kleinberg
                                        ----------------------------------------
                                        Bennett D. Kleinberg